UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2008

TECHTEAM GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-16284	38-2774613
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27335 West 11 Mile Road, Southfield, MI 48033
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 357-2866

_________________________________________________
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 5, 2008, TechTeam Global, Inc. (“TechTeam” or the “Company”) issued a press release announcing the acquisition of Onvaio, LLC (“Onvaio”) and the appointment of Kamran Sokhanvari as Senior Vice President and General Manager, TechTeam Asia/Latin America, and Armin Pressler as Corporate Vice President, Chief Information Officer and Facilities.

Mr. Sokhanvari, 46, was President and Chief Executive Officer of Onvaio from its founding in August 2005 through May 31, 2008. From October 2004 to August 2005, Mr. Sokhanvari served as Vice President of Services and Worldwide Operations of Pinnacle Systems, Inc. From August 2001 to October 2003, he was Vice President of Global Operations and General Manager of Services at Wind River Systems, Inc.

Mr. Pressler, 45, was President and Chief Operating Officer of Onvaio from its founding in August 2005 through May 31, 2008. From January 2005 through August 2005, Mr. Pressler was a consultant for Pro Unlimited, Inc. From May 2001 through October 2003, he was Director, Chief Information Officer at Wind River Systems, Inc.

Effective June 1, 2008, the Company entered into separate employment agreements with Messrs. Sokhanvari and Pressler. Under the Employment and Non-Competition Agreement with Messrs. Sokhanvari and Pressler (“Employment Agreement(s)”), Messrs. Sokhanvari and Pressler will receive: (1) an initial annual salary of $240,000; (2) a total of 80,000 non-qualified stock options with the following terms: (i) 50,000 options vest in annual installments over four years; 15,000 options vest on the second anniversary of the effective date; and 15,000 options vest in equal annual installments on the third and fourth anniversary after the effective date, (ii) a ten-year term, and (iii) an exercise price equal to the closing price of the Company’s common stock on May 31, 2008; and (3) 17,500 shares of restricted stock whereby 8,750 shares vest on the second anniversary of the effective date, and 4,375 shares vest on each of the third and fourth anniversaries of the effective date. Messrs. Sokhanvari and Pressler are eligible to participate in the Company’s Executive Annual Incentive Plan and the Executive Long-Term Incentive Plan, and they are guaranteed a cash bonus for fiscal 2008 of at least $35,000 under the Executive Annual Incentive Plan. They are also entitled to participate in all benefits and executive prerequisites under the Company’s benefit plans.

Messrs. Sokhanvari and Pressler may terminate the Agreement without cause, and TechTeam may terminate the Agreement without cause after the second anniversary of the effective date. TechTeam can terminate the Agreement with “Cause,” and Messrs. Sokhanvari and Pressler can terminate the Agreement for “Good Reason” or under certain circumstances upon a Change of Control. The Agreements will also terminate upon the executive’s death or disability. Cause includes, but is not limited to; (1) an act of fraud, embezzlement, theft, or other similar material dishonest conduct in connection with his employment; (2) his willful and continued failure to substantially perform the principal aspects of his duties, which continues after fourteen (14) days written notice; (3) an intentional action or failure to act by him that is materially injurious to the Company; (4) any act or omission by him involving malfeasance or gross negligence in the performance of his duties hereunder; and/or (5) his failure to follow the reasonable and lawful instructions given in good faith by the Board of Directors. Good Reason includes (a) violation by the Company of this Agreement, which remains uncured after such breach for (60) days; (b) the executive is required to relocate outside a 50-mile radius of their current residence; or (c) the Company fails to appoint the executive to an officer position with the Company. In the event either Messrs. Sokhanvari or Pressler is terminated without cause or leave for good reason, all of their unvested restricted stock and stock options will immediately vest.

A “Change of Control” of the Company means: (i) any merger, consolidation, recapitalization of the Company or the sale or other transfer of greater than 50% of all then outstanding voting shares of the Company entitled to vote generally in the election of the directors; or (ii) the consummation of the sale, lease, dissolution or other transfer or disposition of all or a majority of the assets or operations of the Company. In the event of a termination that triggers the Change of Control provision, Messrs. Sokhanvari and Pressler will receive an amount equal to their base annual salary, the pro-rata portion of their target bonus for the year in which the termination occurs, benefits for a period of twelve months and outplacement services for a period of six months.

Further, the Agreement requires Messrs. Sokhanvari and Pressler to maintain the confidentiality of TechTeam’s confidential information, not to compete with TechTeam during his employment and for one year after the termination of the Agreement, or solicit TechTeam’s employees or customers during the term of the Agreement and two years thereafter.

A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of Employment Agreements for each Messrs. Sokhanvari and Pressler are attached hereto as Exhibits 99.2 and 99.3, respectively.

Item 8.01	Other Events

On June 5, 2008, the Company issued a press release announcing the acquisition on May 30, 2008 of Onvaio LLC, a California limited liability company with annual revenue of $1.7 million in 2007. Onvaio provides technical support outsourcing for clients globally through its wholly-owned subsidiary, Onvaio Asia Services, Inc. based in Manila, Philippines. The total purchase price for the acquisition is up to $6 million, with $4.5 million paid at closing and an additional $0.5 million paid on each of the first three anniversaries of the closing if Onvaio is still providing services to its largest customer.

Item 9.01	Financial Statements and Exhibits
(D) The following exhibits are included with this report:
Exhibit 99.1	TechTeam Global, Inc. Press Release dated June 5, 2008 — TechTeam Global Acquires Onvaio.
Exhibit 99.2	Employment and Non-Competition Agreement of Kamran Sokhanvari.
Exhibit 99.3	Employment and Non-Competition Agreement of Armin Pressler.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TECHTEAM GLOBAL, INC.

	By	/s/Michael A. Sosin
Michael A. Sosin
Vice President, General Counsel and
Secretary

Date: June 5, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	TechTeam Global, Inc. Press Release dated June 5, 2008 — TechTeam Global Acquires Onvaio.
99.2	Employment and Non-Competition Agreement of Kamran Sokhanvari.
99.3	Employment and Non-Competition Agreement of Armin Pressler.

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